Exhibit 99.2

Media Contact: Christina Brozek Avalanche Strategic Communications One University Plaza, Suite 407 Hackensack, New Jersey 07601 email: christina@avalanchepr.com phone: 201-488-0049

Money4Gold Holdings, Inc., Completes Reverse
Merger With Money4Gold, Inc.
Trading Under Symbol “OTC BB: EFPS”

Boca Raton, Florida, July 29, 2008 – Money4Gold Holdings, Inc., formerly known as Effective Profitable Software, Inc., is pleased to announce that, as a result of a Share Exchange Agreement dated July 23, 2008, the Company has completed a reverse-merger transaction with Money4Gold, Inc. The Company is a public company trading on the Over The Counter Bulletin Board (“OTC Bulletin Board”) under the symbol EFPS. In connection with the reverse merger, the Company changed its name from Effective Profitable Software, Inc. to Money4Gold Holdings, Inc.

“With the merger completed and now with access to the U.S. capital markets, Money4Gold Holdings is positioned for a period of exceptional growth,” said Hakan Koyuncu, CEO. “We are now focused on executing a national multimedia marketing campaign for the Company’s website, Dollars4Gold.com, based on test-marketing results that have greatly exceeded management’s expectations.”

Money4Gold Holdings, Inc., through its wholly owned subsidiary Money4Gold, Inc., is at the forefront of a broad recycling trend and is producing gold, platinum and silver by recycling customers’ jewelry, coins, electronic components and heirloom collectables. With a direct relationship with one of America’s largest and most respected refiners, Money4Gold is committed to making a higher payout to customers than traditional outlets by bypassing traditional precious metals recycling intermediaries and passing on the margin savings to customers.

Current high precious metals prices, combined with the economic downturn, have led to a dramatic increase in the number of people wanting to cash in their gold and other precious metal items. Now, the convenience of the internet and the security and integrity of Money4Gold’s online and shipping procedures make a compelling business model for serving these individuals better, and with higher payouts, than in any earlier time, along with a robust margin for the Company. “We expect current market conditions, augmented by our strong business model, to substantially accelerate our strategic growth plans,” said Mr. Koyuncu.

About Money4Gold Holdings, Inc.

The Company’s mission is to increase shareholder value by producing gold, platinum and silver in increasing quantity, and without the risks of mining, large capital costs or the attendant environmental and political hazards. Management believes Money4Gold can offer the upside potential of the thriving precious metals markets by the broad-scale acquisition, recycling and production of gold, platinum and silver, while concurrently providing a new level of service and payout to individuals and groups wanting to sell their precious metals.

Contacts:

Media Relations:                                                                                                Investor Relations:
Avalanche Strategic Communications                                                            Michael Baybak and Company Inc.
Christina Brozek, 210-488-0049                                                                         George Duggan, 818-542-6880
Christina@avalanchepr.com                                                                             gduggan@nat-media.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and additional risks factors as discussed in the Form 8K dated July 29, 2008 filed by the company with the Securities and Exchange Commission, which is available on its website at http://www.sec.gov.

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